Exhibit 10.9
PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this 7th day of March, 2014, between PEDEVCO Corp. (“Grantor”), and BAM Administrative Services LLC (together with its successors and assigns, “Secured Party”).

W I T N E S S E T H:

WHEREAS, PEDEVCO Corp. (the “Company”) is party to that certain Note Purchase Agreement dated as of the date hereof (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Purchase Agreement”) by and between the Company, the investors party thereto  (collectively, the “Investors” and each, individually, an “Investor”) and Secured Party, as agent for the Investors, pursuant to which the Investors agreed to extend loans to the Company in the principal amount of up to $50,000,000 (the “Loans”), repayment of which is evidenced by certain Senior Secured Promissory Notes dated the date hereof issued to each Investor (the “Notes”), and

WHEREAS, in order to induce Secured Party and the Investors to enter into the Purchase Agreement and the other Transaction Documents and to induce the Investors to extend the Loans pursuant to the Purchase Agreement, Grantor, together with affiliates of Grantor, has executed and delivered to Secured Party that certain Security Agreement dated as of the date hereof (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Secured Party this Patent Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

1.           DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Notes or the Purchase Agreement.

2.           GRANT OF SECURITY INTEREST IN PATENT COLLATERAL.  Grantor hereby unconditionally grants, assigns and pledges to Secured Party a Security Interest in all of Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Patent Collateral”):

(a)           all of its Patents including those referred to on Schedule I attached hereto; and

(b)           all Proceeds of the foregoing.

3.           SECURITY FOR OBLIGATIONS.  This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantor to Secured Party whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving Grantor.

4.           SECURITY AGREEMENT.  The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the Security Interest granted to Secured Party pursuant to the Security Agreement.  Grantor hereby acknowledges and affirms that the rights and remedies of Secured Party with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Patent Security Agreement and the Security Agreement, the Security Agreement shall control.

5.           AUTHORIZATION TO SUPPLEMENT.  If Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Patent Security Agreement shall automatically apply thereto. Grantor shall give prompt (and in any event within fifteen (15) Business Days) notice in writing to Secured Party with respect to any such new patent rights.  Without limiting Grantor’s obligations under this Section 5, Grantor hereby authorizes Secured Party unilaterally to modify this Agreement by amending Schedule I attached hereto to include any such new patent rights of Grantor.  Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I attached hereto shall in any way affect, invalidate or detract from Secured Party’s continuing Security Interest in all Collateral, whether or not listed on Schedule I attached hereto.

6.           TERMINATION AND RELEASE.  Upon indefeasible payment in full in cash of the Obligations in accordance with the provisions of the Notes and the Purchase Agreement, the Security Interest granted hereby shall terminate and all rights to the Patent Collateral shall revert to Grantor or any other Person entitled thereto.  At such time, Secured Party shall execute and deliver, and authorize the filing of, appropriate termination and release statements or other documents to terminate and release such Security Interests.

7.           COUNTERPARTS.  This Patent Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  In proving this Patent Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

8.           CONSTRUCTION.  Unless the context of this Patent Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Patent Security Agreement or any other Transaction Document refer to this Patent Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Patent Security Agreement or such other Transaction Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified.  Any reference in this Patent Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the other Transaction Documents).  Any reference herein or in any other Transaction Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

9.           GOVERNING LAW.  THE VALIDITY OF THIS PATENT SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER TRANSACTION DOCUMENT IN RESPECT OF SUCH OTHER TRANSACTION DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PEDEVCO Corp.
By: /s/ Frank C. Ingriselli Name: Frank C. Ingriselli Title: President and CEO

ACCEPTED AND ACKNOWLEDGED BY:
BAM ADMINISTRATIVE SERVICES LLC

By: /s/ David Levy Name: David Levy Title:

SCHEDULE I
to
PATENT SECURITY AGREEMENT

U.S. Patent Registrations and Applications

Grantor	Title	Registration / Application No.	Registration / Application Date

PEDEVCO Corp.	Blasting lateral holes from existing well bores	US 8256537 B2	September 4, 2012